UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): September 26, 2013

REAL GOODS SOLAR, INC.

(Exact Name of Registrant as Specified in its Charter)

Colorado	001-34044	26-1851813
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

833 W. South Boulder Road, Louisville, CO 80027-2452

(Address of Principal Executive Offices, Including Zip Code)

Registrant’s telephone number, including area code: (303) 222-8400

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On September 26, 2013, Real Goods Solar, Inc.’s (the “Company”) wholly-owned subsidiaries Real Goods Energy Tech, Inc., Real Goods Trading Corporation, Alteris Renewables, Inc., and Real Goods Syndicated, Inc. (collectively, the “Borrowers”) entered into a Fourth Loan Modification Agreement (the “Loan Agreement Amendment”) with Silicon Valley Bank (“SVB”) pursuant to which the parties thereto agreed to certain amendments to the Loan and Security Agreement, dated as of December 19, 2011, as amended (the “Loan Agreement”), and Real Goods Syndicated, Inc. joined as a party to the Loan Agreement and granted a security interest in substantially all its assets to SVB.

The Loan Agreement Amendment extended the maturity date of the Loan Agreement to September 29, 2014 and permits repayment of certain subordinated debt held by Gaiam, Inc. and Riverside Renewable Energy Investments, LLC if the Company meets certain liquidity thresholds and certain other subordination conditions are met. Additionally, the Loan Agreement Amendment increased the liquidity ratio with which the Borrowers must comply and added a covenant obligating the Borrowers to meet certain EBIDTA thresholds each quarter. The Loan Agreement also increased the interest rate on borrowings. Borrowings accrue interest at the greater of (a) the greater of the bank’s prime rate and 4.00%, plus 4.00%, and (b) 8.00%. The interest rate accruing on borrowings during a Streamline Period (as defined in the Loan Agreement) is the greater of (i) the greater of the bank’s prime rate and 4.00%, plus 2.00%, and (ii) 6.00%.

Pursuant to the terms of the Loan Agreement Amendment, the Borrowers, the Company and SVB also entered into an Intellectual Property Security Agreement (the “IP Security Agreement”), pursuant to which the Borrowers and the Company pledged certain copyrights, trademarks, patents, and mask works to secure the obligations of the Borrowers under the Loan Agreement.

In connection with the Loan Agreement Amendment, the Borrowers paid SVB a $65,000 extension fee and agreed to reimburse the bank for certain expenses incurred in connection with entering into the Loan Agreement Amendment.

The foregoing descriptions of the Loan Agreement Amendment and IP Security Agreement are qualified in their entirety by reference to the full text of the agreements, which are attached hereto as Exhibits 10.1 and 10.2, respectively.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description of Exhibit

Exhibit 10.1	Joinder and Fourth Loan Modification Agreement, dated September 26, 2013, among Real Goods Energy Tech, Inc., Real Goods Trading Corporation, Alteris Renewables, Inc., Real Goods Syndicated, Inc. and Silicon Valley Bank

Exhibit 10.2	Intellectual Property Security Agreement, dated September 26, 2013, among Real Goods Energy Tech, Inc., Real Goods Trading Corporation, Alteris Renewables, Inc., Real Goods Syndicated, Inc., Real Goods Solar, Inc. and Silicon Valley Bank

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REAL GOODS SOLAR, INC.

By:	/s/ Anthony DiPaolo
Anthony DiPaolo
Chief Financial Officer

Date: September 27, 2013

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

Exhibit 10.1	Joinder and Fourth Loan Modification Agreement, dated September 26, 2013, among Real Goods Energy Tech, Inc., Real Goods Trading Corporation, Alteris Renewables, Inc., Real Goods Syndicated, Inc. and Silicon Valley Bank

Exhibit 10.2	Intellectual Property Security Agreement, dated September 26, 2013, among Real Goods Energy Tech, Inc., Real Goods Trading Corporation, Alteris Renewables, Inc., Real Goods Syndicated, Inc., Real Goods Solar, Inc. and Silicon Valley Bank